CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our report dated December 22, 2011, relating the financial statements and financial highlights which appears in the October 31, 2011 Annual Report to Shareholders of Columbia Growth Equity Strategy Fund, Columbia Large-Cap Growth Equity Strategy Fund, Columbia Concentrated Large Cap Value Strategy Fund, Columbia Intermediate Municipal Bond Strategy Fund, and Columbia Core Bond Strategy Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

February 27, 2012

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Columbia ETF Trust:

We consent to the use of our report dated December 30, 2010, except for note 11, as to which the date is February 28, 2011, with respect to the financial statements of the Columbia Concentrated Large Cap Value Strategy Fund (formerly Grail American Beacon Large Cap Value ETF), Columbia Growth Equity Strategy Fund (formerly RP Growth ETF), Columbia Large-Cap Growth Equity Strategy Fund (formerly RP Focused Large Cap Growth ETF), Columbia Intermediate Municipal Bond Strategy Fund (formerly Grail McDonnell Intermediate Municipal Bond ETF), and Columbia Core Bond Strategy Fund (formerly Grail McDonnell Core Taxable Bond ETF) (collectively, the Funds), constituting Columbia ETF Trust (formerly Grail Advisors ETF Trust), as of and for the year or periods ended October 31, 2010, included herein, and to the references to our firm under the heading “Financial Highlights” in the Prospectuses.

Our report dated December 30, 2010, except for note 11, as to which the date is February 28, 2011, contained an explanatory paragraph that stated that Grail Advisors LLC, the Funds’ former investment manager (“Manager”), was involved in ongoing discussions concerning a sale of the Manager in order to enable it to continue its operations. This uncertainty raised substantial doubt about the Funds’ ability to continue as a going concern. The Funds’ financial statements did not include any adjustments that might have resulted from the outcome of this uncertainty.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 29, 2012